EXHIBIT 10.1

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENTS
This Amendment to Executive Employment Agreements (the “Amendment”) is made as of March 10, 2014, between MILLER ENERGY RESOURCES, INC., a Tennessee Corporation (the “Company”) and DELOY MILLER, SCOTT BORUFF, DAVID VOYTICKY, DAVID HALL AND KURT YOST (the “Executives”).
WHEREAS, the Company entered into Employment Agreements (the “Agreements”) with each of the Executives dated as of July 29, 2013.
WHEREAS, pursuant to the Agreements, Executives are eligible to receive certain long term incentives in the form of options to purchase shares of the Company’s common stock (“Options”), as described more fully in the Agreements;
WHEREAS, the Company and the Executives wish to amend the terms of the Agreements as set forth in this Amendment.
NOW, THEREFORE, in consideration of the mutual covenants and representations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.
Long Term Incentives. Notwithstanding any other term contained in any of the Agreements, each of the Executives and the Company hereby agree that the Options described in Sections 3(b)(iv) of each of such Executive’s respective Agreement are hereby cancelled and will no longer be granted by the Company, whether or not earned by each such Executive in accordance with the terms of his respective Agreement. The Agreements are hereby amended, mutatis mutandis, to reflect the cancellation of such grants.

2.	Ratification. All remaining sections of the Agreements are hereby ratified in their entirety and are of full force and effect.

3.
Governing Law. This Amendment shall be construed, interpreted and enforced in accordance with, and shall be governed by, the laws of the State of Tennessee applicable to contracts made and to be performed wholly therein without giving effect to principles of conflicts or choice of laws thereof.

4.
Jurisdiction. Each of the parties hereto hereby irrevocably consents and submits to the exclusive jurisdiction of the state and federal courts located in Knox County, Tennessee in connection with any proceeding arising out of or relating to this Amendment or the transactions contemplated hereby and waives any objection to venue in Knox County, Tennessee. In addition, each of the parties hereto hereby waives trial by jury in connection with any claim or proceeding arising out of or relating to this Amendment or the transactions contemplated hereby.

5.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Executive Employment Agreements as of the date first written above.

MILLER ENERGY RESOURCES, INC.		EXECUTIVES

By:	/s/ DELOY MILLER	/s/ DELOY MILLER
	Deloy Miller	Deloy Miller, Individually
Chairman of the Board of Directors

/s/ SCOTT M. BORUFF
Scott M. Boruff, Individually

/s/ DAVID J. VOYTICKY
David J. Voyticky, Individually

/s/ DAVID M. HALL
David M. Hall, Individually

/s/ KURT C. YOST
Kurt C. Yost, Individually

2